                                             Registration No. 333-_________
============================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM S-3

                          REGISTRATION STATEMENT

                                  UNDER
                        THE SECURITIES ACT OF 1933

                           SPARTAN MOTORS, INC.
          (Exact Name of Registrant as Specified in Its Charter)


         MICHIGAN                   1000 REYNOLDS ROAD         38-2078923
(State or Other Jurisdiction of  CHARLOTTE, MICHIGAN 48813  (I.R.S. Employer
Incorporation or Organization)       (517) 543-6400          Identification
                                                                 Number)
                    (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

   ANTHONY G. SOMMER         Copies of          STEPHEN C. WATERBURY
   SPARTAN MOTORS, INC.      Communications to: WARNER NORCROSS & JUDD LLP
   1000 REYNOLDS ROAD                           900 OLD KENT BUILDING
   CHARLOTTE, MICHIGAN 48813                    111 LYON STREET, N.W.
   (517) 543-6400                               GRAND RAPIDS, MICHIGAN 49503
                                                (616) 752-2000
   (Name, Address, Including Zip Code, and Telephone Number, Including Area
                         Code, of Agent For Service)

     Approximate date of commencement of proposed sale to the public:
   AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION
                                 STATEMENT

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box:   [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [ ]   ___________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                      CALCULATION OF REGISTRATION FEE

                                  Proposed         Proposed
                      Amount      Maximum          Maximum         Amount of
Title of Shares       to be    Aggregate Price     Aggregate     Registration
to be Registered    Registered   Per Unit(2)    Offering Price(3)    Fee(3)
Common Stock, $.01  200,000(1)     $6.75          $1,350,000       $409.10
par value

(1) Plus such indeterminate number of additional shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from a subdivision of such shares, payment of a stock dividend, or certain other capital adjustments.

(2) The shares to be offered on an option basis will be offered at a price of not less than market value (as defined in the Plan) of the shares of Common Stock of Spartan Motors, Inc. on the date of the grant, and the registration fee is computed in accordance with Rule 457(c). On April 15, 1997, the average of the high and low prices of Spartan Motors, Inc. Common Stock on The Nasdaq Stock Market was $6.75.

(3)   Estimated solely for the purpose of calculating the registration fee.
============================================================================

PROSPECTUS

[SPARTAN MOTORS LOGO]     [SPARTAN MOTORS INC. LOGO]

                    1996 STOCK OPTION AND RESTRICTED
                  STOCK PLAN FOR OUTSIDE MARKET ADVISORS

     The 1996 Stock Option and Restricted Stock Plan for Outside Market Advisors (the "Plan") of Spartan Motors, Inc. provides individuals who furnish marketing, promotion, and product development advice and counsel to Spartan Motors, Inc. or its subsidiaries ("Outside Market Advisors") with the right to purchase common stock, $.01 par value ("Common Stock"), of Spartan Motors, Inc. The Plan is designed to align the interests of Outside Market Advisors with the interests of Spartan Motors, Inc. and its shareholders through the increased opportunity for stock ownership.

     Options granted under the Plan may be purchased for not less than market value (as defined in the Plan) on the date of the grant. The date of an option grant is the date that the option is authorized by the committee which administers the Plan (the "Committee") or a future date as specified by the Committee.

     Spartan Motors, Inc. reserves the right to amend, with certain limited restrictions, or terminate the Plan at any time.

     Although the Plan permits the Committee to award restricted stock, Spartan Motors, Inc. does not currently intend to award restricted stock under the Plan. In the event that it determines to award restricted stock, Spartan Motors, Inc. will file a registration statement covering the restricted stock or will rely on an exemption from registration, if any, provided by federal or state securities laws.

     This Prospectus relates to an offering of shares of Common Stock of Spartan Motors, Inc. registered for purchase under the Plan. It is suggested that this Prospectus be retained for future reference.


       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
         SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A
           SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES
           OFFERED BY THIS PROSPECTUS IN ANY JURISDICTION TO ANY
                PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH
                        OFFER IN SUCH JURISDICTION.


         The date of this Prospectus is                    , 1997.

     No person has been authorized to give any information or to make any representation other than as contained or incorporated by reference in this Prospectus in connection with the securities offered hereby. If given, such information or representation should not be relied upon as having been authorized. This Prospectus does not constitute an offer of any securities other than those described on the cover page or an offer to sell or a solicitation of an offer to buy within any jurisdiction to any person to whom it is unlawful to make such offer or solicitation within such jurisdiction. Neither the delivery of this Prospectus nor any sales made pursuant to this Prospectus shall under any circumstances create any implication that there has been no change in the information contained herein or in the affairs of Spartan Motors, Inc. since the date of this Prospectus.


                           AVAILABLE INFORMATION

     Spartan Motors, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files applicable reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). These materials can be inspected and copied at the public reference facilities of the Commission (Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549), and at the Commission's Regional Offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago (CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Copies of such materials can be obtained from the Public Reference Section of the Commission (450 Fifth Street, N.W.,
Washington, D.C. 20549), at prescribed rates. Spartan Motors, Inc. files such materials with the Commission electronically through the EDGAR system. The Commission maintains a Web site that contains such reports, proxy statements, and other information regarding companies that file electronically with the Commission at http://www.sec.gov.


                        INCORPORATION BY REFERENCE

     This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Spartan Motors, Inc. undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the person's written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for information incorporated by reference should be directed to Investor Relations, Spartan Motors, Inc., 1000 Reynolds Road, Post Office Box 400, Charlotte, Michigan 48813, telephone number
(517) 543-6400.

                           SPARTAN MOTORS, INC.

     Spartan Motors, Inc. (the "Company") is a designer, engineer, and manufacturer of custom heavy-duty chassis. The Company's principal executive offices are located at 1000 Reynolds Road, Post Office Box 440, Charlotte, Michigan 48813, and its telephone number is (517) 543-6400.

     The Company's Common Stock, par value $.01 per share ("Common Stock"), is traded on The Nasdaq Stock Market under the trading symbol SPAR.


      DESCRIPTION OF THE SPARTAN MOTORS, INC. 1996 STOCK OPTION AND
           RESTRICTED STOCK PLAN FOR OUTSIDE MARKET ADVISORS

PURPOSE OF THE PLAN.

     The purpose of the Spartan Motors, Inc. 1996 Stock Option and Restricted Stock Plan for Outside Market Advisors (the "Plan") is to provide individuals who supply marketing, promotion, and product development advice and counsel to the Company or its subsidiaries (the "Outside Market Advisors") with the right to purchase Common Stock of the Company. The Plan seeks to join the interests of Outside Market Advisors with the interests of the Company and its shareholders through increased opportunity for stock ownership and recognizes the contributions of Outside Market Advisors to the long-term performance and growth of the Company.

     A maximum of 200,000 shares of Common Stock shall be available for options under the Plan, with a maximum of 30,000 shares available for issuance in any one year. Shares of Common Stock to be purchased under the Plan may be made available by the Company from its authorized but unissued shares or reacquired shares. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares, or any other change in the corporate structure or shares of the Company, the aggregate number and class of shares available for grants or awards under the Plan, together with the option prices, will be appropriately adjusted. Shares of Common Stock purchased from the Company's authorized but unissued shares or reacquired shares will provide the Company with additional funds for general corporate purposes.

     The Plan will not be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and will not be subject to the Employee Retirement Income Security Act of 1974.

     Although the Plan primarily will be used to grant stock options, the Plan also permits the award of restricted stock. The Company currently does not intend to award restricted stock under the Plan. In the event that the Company determines to award restricted stock, the Company will file a registration statement covering the restricted stock or will rely on an exemption from registration, if any, provided by federal or state securities laws.

ADMINISTRATION OF THE PLAN.

     The Company's Stock Option Plan Committee or such other committee as the board of directors shall designate (the "Committee") shall administer the Plan. The Committee shall consist of at least two members of the board of directors appointed by a majority vote of the board. All directors who serve on the Committee will be "Non-Employee Directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

PARTICIPATION IN THE PLAN.

     Outside Market Advisors of the Company are eligible to receive options under the Plan, which will not be incentive stock options as defined in Section 422(b) of the Code. An Outside Market Advisor is an individual who, by reason of the individual's position or past or future dealings or knowledge of the Company, is in a position to provide advice and counsel to the Company, but who is not an employee or director of the Company. The board of directors will determine the persons who are considered Outside Market Advisors or the method used to ascertain the persons considered to be Outside Market Advisors. After the board of directors determines the persons eligible to be Outside Market Advisors, the Committee will select Outside Market Advisors who may participate in the Plan (the "Outside Market Participants").

     Neither an Outside Market Advisor, an Outside Market Participant nor any other person shall have any claim to be granted any option, and there is no obligation of uniformity of treatment among Outside Market Participants or holders or beneficiaries of options. The Committee may grant one or more options to Outside Market Participants, which shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. The Committee may vary, among Outside Market Participants and among options granted, any and all of the terms and conditions of the options granted under the Plan. The Committee shall have complete discretion in determining the number of options granted to each Outside Market Participant.

     The Committee will set forth the terms and conditions of individual option grants in stock option agreements, which will contain the terms and conditions, consistent with the Plan, as the Committee determines to be appropriate. Under such agreements, stock options may contain restrictions, which can include vesting requirements to encourage long-term ownership of the Company's Common Stock.

PURCHASE OF SHARES.

     When exercising all or a portion of an option, an Outside Market Participant may pay the exercise price with cash or, with the consent of the Committee, shares of Common Stock. If an Outside Market Participant uses shares of Common Stock to pay the exercise price, the value of shares received upon exercise may be used for further exercises in a single transaction, which would permit an Outside Market Participant to fully exercise an option with a relatively small initial cash or stock payment. The Committee may also authorize payment of all or a portion of the option price in the form of a promissory note or installments on terms as the Committee may approve. The board of directors may restrict or suspend the power of the Committee to permit such loans and may require that the Outside Market Participant provide adequate security for the option price.

PRICE OF SHARES.

     The option price per share will be determined by the Committee; provided, however, that the option price will be a price equal to or higher than the market value of Common Stock on the date of the grant. Market value is the mean between the highest and lowest reported transaction price of shares of Common Stock as reported on The Nasdaq Stock Market on the date of the grant or, if no shares were traded on that date, the final transaction price on the last preceding date on which the shares were traded. The Company will receive no cash consideration upon the award of options.

TERM OF OPTIONS.

     Although the Committee will determine the term of each stock option, an Outside Market Participant may not exercise an option under the Plan after 10 years from the date the option was granted. If an Outside Market Participant ceases to be an Outside Market Advisor due to death or disability, options generally will be exercisable for three months. If an Outside Market Participant ceases to be an Outside Market Advisor for any other reason, or if the Committee determines that the Outside Market Participant has entered into "competition" with the Company (as defined in the Plan), the option shall no longer be exercisable and the Outside Market Participant will forfeit all rights to exercise any outstanding options. Options granted to Outside Market Participants under the Plan may not be transferred except by will or by the laws of descent and distribution.

COSTS OF PARTICIPATION.

     There are no brokerage commissions, fees, or service charges to Outside Market Participants in connection with purchases of shares of Common Stock under the Plan. The Company will pay all costs of administration of the Plan.

TERMINATION AND AMENDMENT OF THE PLAN.

     The board of directors may terminate the Plan at any time, or may amend the Plan as it deems proper and in the best interests of the Company, provided that without shareholder approval the board of directors may not do the following:
(i) materially increase either the benefits to Outside Market Participants under the Plan or the number of shares that may be issued under the Plan; (ii) materially modify the eligibility requirements; (iii) reduce the option price (except pursuant to adjustments as described in the Plan); or (iv) impair any outstanding option without the consent of the Outside Market Participant, except according to the terms of the option. No termination, amendment, or modification of the Plan shall become effective with respect to any option previously granted under the Plan without the prior written consent of the Outside Market Participant holding the option unless the amendment or modification operates solely to the benefit of the Outside Market Participant.

VOTING OF OUTSIDE MARKET PARTICIPANTS' SHARES.

     Prior to the exercise of an option, an Outside Market Participant does not have any voting rights related to the option. Upon the exercise of an option, the Outside Market Participant will have the same rights as other shareholders of the Company and will receive a proxy card for each annual or special meeting of the shareholders, which will enable the Outside Market Participant to vote shares registered in his or her name. If a proxy card is returned properly signed and marked for voting, all of the shares will be voted as marked. The total number of shares held by the Outside Market Participant may also be voted in person at an annual or special meeting.

     If no instructions are received on a properly signed and returned proxy card with respect to any item contained thereon, all of an Outside Market Participant's shares will be voted in accordance with the recommendation of the Company's management, just as for nonparticipating shareholders who return proxies and do not provide instructions.

FEDERAL INCOME TAX CONSEQUENCES.

     Under current federal income tax laws, an Outside Market Participant will not recognize income when an option is granted. Upon exercise of the options, the Outside Market Participant will recognize compensation income in the year of exercise equal to the difference between the stock option price and the fair market value of the shares on the date of exercise. The Company will receive a corresponding deduction for federal income tax purposes and the Outside Market Participant's tax basis on the shares acquired will be increased by the amount of compensation income recognized. Sale of the stock after exercise will result in recognition of short- or long-term capital gain (or loss).

     For further information as to the tax consequences of participation in the Plan, Outside Market Participants should consult their own tax advisers.

INDEMNIFICATION OF COMMITTEE MEMBERS.

     Each person who is or was a member of the Committee shall be indemnified and held harmless by the Company from and against any costs, liabilities, or expenses imposed or incurred in connection with the person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying upon information furnished in connection with the Plan's administration by any appropriate person or persons.

     OUTSIDE MARKET PARTICIPANTS SHOULD RECOGNIZE THAT NEITHER THE COMPANY NOR THE COMMITTEE CAN ASSURE THEM OF A PROFIT OR PROTECT THEM AGAINST A LOSS ON THE SHARES PURCHASED BY THEM UPON EXERCISE UNDER THE PLAN.

CORRESPONDENCE REGARDING THE PLAN.

     All correspondence regarding the Plan should be addressed to:

                           SPARTAN MOTORS, INC.
                            1000 Reynolds Road
                            Post Office Box 440
                         Charlotte, Michigan 48813
                      Attention:  Investor Relations
                              (517) 543-6400

     Please refer to the Spartan Motors, Inc. 1996 Stock Option and Restricted Stock Plan for Outside Market Advisors on all correspondence.


                              USE OF PROCEEDS

     The Company has no basis for estimating precisely either the number of shares of Common Stock that ultimately may be sold pursuant to the Plan, or the prices at which such shares will be sold. However, the Company proposes to use the net proceeds from the sale of authorized but unissued shares of Common Stock pursuant to the Plan, when and as received, for general corporate purposes.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The documents listed in (a) through (d) below and all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering, are incorporated by reference in this Prospectus:

          (a)  The Company's latest annual report on Form 10-K filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, which contains financial statements for the registrant's latest fiscal year for which a Form 10-K was required to have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referenced to in (a) above.

          (c) The description of the Company's Common Stock, which is contained in the Company's registration statement on Form S-2 filed under the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

          (d) Other reports filed with the Commission subsequent to the date of this Prospectus, but prior to the termination of the offering pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934.


                              INDEMNIFICATION

     THE COMPANY'S RESTATED ARTICLES OF INCORPORATION AND BYLAWS PROVIDE FOR INDEMNIFICATION BY THE COMPANY OF DIRECTORS, OFFICERS, AND OTHER PERSONS UNDER CERTAIN CONDITIONS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses payable by the Company in connection with the issuance and distribution of the securities being registered are estimated to be:

          Registration Fee . . . . . . . . . . . . . .     $     409.10
          Legal Fees and Expenses. . . . . . . . . . .         3,500.00
          Accountant's Fees and Expenses . . . . . . .         3,000.00
          Printing Fees and Expenses . . . . . . . . .           350.00
          Blue Sky Fees and Expenses . . . . . . . . .               --
          Miscellaneous Expenses . . . . . . . . . . .           725.76

          TOTAL. . . . . . . . . . . . . . . . . . . .     $   7,984.86
                                                           ============


Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is obligated under its Restated Articles of Incorporation to indemnify a present or former director or executive officer of the Company, and may indemnify any other person, to the full extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative, or investigative action, suit, or proceeding arising out of the person's past or future service to the Company or a subsidiary, or to another organization at the request of the Company or a subsidiary.

     Sections 561-571 of the Michigan Business Corporation Act contain provisions governing the indemnification of directors and officers of Michigan corporations. The statute provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or serving another corporation or other enterprise at the request of the corporation, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, or, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

     Indemnification of expenses, including attorneys' fees, is allowed in derivative actions except that no indemnification is allowed in respect of any claim, issue, or matter as to which a person shall have been found liable to the corporation unless a court decides indemnification is proper. To the extent a person succeeds on the merits or otherwise, he or she shall be indemnified against expenses, including attorneys' fees. A determination that the person to be indemnified meets the applicable standard of conduct, if not made by a court, shall be made by the board of directors by a majority vote of a quorum consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding; if such a quorum is not obtainable, by a majority vote of a committee designated by the board of directors consisting of two or more directors not parties or threatened to be made parties to the action, suit, or proceeding; if such a committee is not obtainable, by independent legal counsel selected in accordance with the procedures prescribed by the statute; or by the shareholders. Expenses may be paid in advance upon receipt of a written affirmation from the person to be indemnified of his or her belief that he or she has met the applicable standard of conduct, and a written undertaking to repay the advance if it is ultimately determined that he or she did not meet the applicable standard of conduct. A corporation may purchase indemnity insurance.

     The Company maintains insurance which provides liability coverage to directors and officers of the Company and its subsidiaries with respect to claims for any actual or alleged error, misstatement, misleading statement, act, or omission, or neglect or breach of duty by such directors or officers in the discharge of their duties solely in their capacity as directors or officers, individually or collectively, or any matter claimed against them solely by reason of their being such directors or officers. This insurance contains customary exclusions from coverage.

Item 16.  EXHIBITS.

EXHIBIT NUMBER                          DESCRIPTION


    4.1           Restated Articles of Incorporation. Previously filed as
                  Exhibit 3.1 to the registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1996, and incorporated herein by reference.

    4.2 Bylaws. Previously filed as Exhibit 3.2 to the registrant's Form 10-K for the year ended December 31, 1995, and incorporated herein by reference.

    5 Opinion of Warner Norcross & Judd LLP as to the legality of the securities being registered.

    23.1          Consent of Deloitte & Touche LLP.

    23.2          Consent of Warner Norcross & Judd LLP (See Exhibit 5).

    24            Powers of Attorney.

    99 Spartan Motors, Inc. 1996 Stock Option and Restricted Stock Plan for Outside Market Participants. Previously filed as Exhibit 10.3 to the registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1996, and incorporated herein by reference.

Item 17.  UNDERTAKINGS.

       (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registrant statement;

                 (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

                 (ii) To reflect in the Prospectus any facts or events
            arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registrant statement; and

                 (iii) To include any material information with respect
            to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                             SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of Michigan, on April 16, 1997.


                                   SPARTAN MOTORS, INC.


                                   By /S/ ANTHONY G. SOMMER
                                      Anthony G. Sommer
                                      Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     DATE                                    NAME AND TITLE


April 16, 1997                     */S/ GEORGE W. SZTYKIEL
                                   George W. Sztykiel
                                   Director
                                   (Principal Executive Officer)


April 16, 1997                     */S/ JOHN E. SZTYKIEL
                                   John E. Sztykiel
                                   Director
                                   (Principal Operating Officer)


April 16, 1997                     /S/ RICHARD J. SCHALTER
                                   Richard J. Schalter
                                   (Principal Accounting and Financial
                                       Officer)


April 16, 1997                     /S/ ANTHONY G. SOMMER
                                   Anthony G. Sommer
                                   Director

April 16, 1997                     */S/ WILLIAM F. FOSTER
                                   William F. Foster
                                   Director


____________, 1997                 ___________________________________
                                   Roger B. Burrows
                                   Director


April 16, 1997                     */S/ CHARLES E. NIHART
                                   Charles E. Nihart
                                   Director


April 16, 1997                     */S/ GEORGE S. TESSERIS
                                   George S. Tesseris
                                   Director


____________, 1997                 ___________________________________
                                   James C. Penman
                                   Director


April 16, 1997                     By /S/ ANTHONY G. SOMMER
                                      Anthony G. Sommer
                                      Attorney-in-Fact

                               EXHIBIT INDEX

EXHIBIT NUMBER                          DESCRIPTION

     4.1            Restated Articles of Incorporation. Previously filed as
                    Exhibit 3.1 to the registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1996, and incorporated herein by reference.

     4.2 Bylaws. Previously filed as Exhibit 3.2 to the registrant's Form 10-K for the year ended December 31, 1995, and incorporated herein by reference.

     5 Opinion of Warner Norcross & Judd LLP as to the legality of the securities being registered.

     23.1           Consent of Deloitte & Touche LLP.

     23.2           Consent of Warner Norcross & Judd LLP (See Exhibit 5).

     24             Powers of Attorney.

     99 Spartan Motors, Inc. 1996 Stock Option and Restricted Stock Plan for Outside Market Participants. Previously filed as Exhibit 10.3 to the registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1996, and incorporated herein by reference.